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                                                                    EXHIBIT 3.67

                                                                          [SEAL]

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                    * * * * *

          OI Glass Container FTS Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

          FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

            RESOLVED, that the Certificate of Incorporation of OI Glass Container FTS Inc., be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

            "FIRST: The name of the corporation is
            Owens-Brockway Packaging, Inc."

          SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of section 228 of the General Corporation Law of the State of Delaware.

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          THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of section 242 and 228 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, said OI Glass Container FTS Inc., has caused this certificate to be signed by its President, and attested by
                                         its Secretary this        day of
December, 1998.

                                                 OI Glass Container FTS Inc.

                                                By /s/ Joseph H. Lemieux
                                                   -----------------------------
                                                   Joseph H. Lemieux
                                                   President

ATTEST:

By /s/ Thomas L. Young
   -------------------
   Thomas L. Young
   Secretary